SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is entered into as of October 19, 2007 (the “Effective Date”), by and between H2Diesel Holdings, Inc. (the “Company”) and Michael Burstein (the “Executive”). Capitalized terms not otherwise defined herein have the meanings set forth in the Employment Agreement (as defined below).

WHEREAS, the Executive is currently the Chief Financial Officer (“CFO”) of the Company, and

WHEREAS, the Company and the Executive desire to establish the terms and conditions of Executive’s resignation as CFO on the terms and conditions contained herein and certain modifications to the Executive’s employment agreement with the Company entered into September 1, 2007 (the “Employment Agreement”).

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1.  Resignation and Waiver of Notice. The Executive hereby resigns from the Company and all other affiliates of the Company effective as of the Effective Date. The Company waives the 90-day notice of termination requirement set forth in Section 5(g) of the Employment Agreement.

2.  Executive Agreement. In exchange for the waiver as described in Section 1 of this Agreement, the Executive hereby agrees to the following provisions set forth in Subsections 2.1 through 2.3:

2.1.  Compensation and Benefits. The Executive hereby unconditionally and irrevocably forfeits any and all rights applicable to the period on and after the Effective Date under Section 3 of the Employment Agreement, including with regard to Base Salary, Equity Compensation, Benefits, Vacation, Business Expenses, Bonus Plan, or Relocation Expenses.

2.2.  Options. The Executive hereby unconditionally and irrevocably forfeits any and all rights to all stock options (including without limitation vested options and any rights to future grants of options) granted pursuant to Section 3.2 of the Employment Agreement.

2.3.  Accrued Amounts. The Executive hereby unconditionally and irrevocably forfeits any and all rights to all “Accrued Amounts” as defined in Section 5(a) of the Employment Agreement.

3.  General Waiver and Release. The Executive agrees to execute a General Waiver and Release Agreement on the Effective Date in exactly the form provided to the Executive by the Company without alteration or addition (the “General Waiver and Release Agreement”), attached hereto as Exhibit A, the terms and conditions of which are specifically incorporated herein by reference.

4.  Nondisparagement. The parties agree that any public announcement regarding the Executive’s separation shall be in the form of or not inconsistent with statements approved in writing by an executive officer of the Company.

4.1.  Executive Covenant. The Executive understands and agrees that as a condition for the waiver in Section 1, he will not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company (or any affiliate of the Company), or to any other entity or person, regarding the Company or any of its affiliates, officers, directors, agents, consultants, employees, customers or suppliers or about the Company’s (or its affiliate’s) business affairs or financial condition; provided, however, that the prohibition in this Section 3.1 shall not apply to truthful communications the Executive is required by law to make to the Board of Directors of the Company or any governmental entity.

4.2.  Company Covenant. The Company agrees that no Company officer or director (each a “Managing Person”) shall make, or shall direct or authorize any employee, former employee or agent to make, any false, disparaging or derogatory statements to any media outlet, industry group, financial institution, current or former employee (excluding Managing Persons), consultant, client or customer of the Company (or any affiliate of the Company), or to any other entity or person, regarding the Executive; provided, however, that the prohibition in this Section 3.2 shall not apply to truthful communications the Company or a Managing Person is required by law to make, or authorize or direct to be made, to any governmental entity.

5.  Miscellaneous.

4.1. Notices. All notices or requests under this Agreement shall be in writing and addressed as follows:

If to the Company: H2Diesel Holdings, Inc. 11111 Katy Freeway, Suite 910 Houston, Texas 77079 Attention: David A. Gillespie	with copy to: Hogan & Hartson LLP 555 Thirteenth Street, NW Washington, DC 20004 Attention: Steven Kaufman, Esq.
If to the Executive: Michael Burstein 6740 Willow Lane Dallas, Texas 75230	with copy to:

or to such other address as may be designated by either party in a notice to the other. Each notice, demand, request or other communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes three days after it is deposited in the U.S. mail, postage prepaid, or at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the answer back or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

4.2. Representations. The Executive agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement and the General Waiver and Release Agreement. The Executive represents that performance of all the terms of this Agreement will not breach any similar agreement. Executive has not entered into, and Executive agrees not to enter into, any oral or written agreement in conflict herewith.

4.3. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

4.4. Binding Effect. This Agreement shall be binding upon the parties hereto and shall inure to the benefit of the Executive and Company (including, the Company’s successors and assigns). The rights and obligations of the Executive under this Agreement shall not be assignable or delegable by the Executive, except that in the event of the Executive’s death, the Executive’s estate shall have the right to receive any amount owing and unpaid to the Executive hereunder.

4.5. Amendment; Waiver. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

4.6. Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

4.7. Governing Law.  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Florida (but not including the choice of law rules thereof).

4.8. Entire Agreement. This Agreement and the General Waiver and Release Agreement constitute the entire agreement between the parties respecting the Employment Agreement, there being no representations, warranties or commitments except as set forth herein.

4.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

4.10. No Right to Continued Employment. Nothing in this Agreement shall be deemed to give the Executive the right to be retained in the employ of the Company, or to interfere with the right of the Company to discharge the Executive at any time and for any reason.

4.11. Fees and Costs. In any action relating to or arising from this Agreement, or involving its application, the party substantially prevailing shall recover from the other party the expenses incurred by the prevailing party in connection with the action, including court costs and reasonable attorneys’ fees.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have duly executed this Agreement as of the day and year first herein above written.

H2DIESEL HOLDINGS, INC

/s/ David A. Gillespie
By: David A. Gillespie
Title: President and Chief Executive Officer

EXECUTIVE:

/s/ Michael Burstein
Michael Burstein

EXHIBIT A
GENERAL WAIVER AND RELEASE AGREEMENT

THIS GENERAL WAIVER AND RELEASE AGREEMENT is entered into as of October 19, 2007 (the “Effective Date”), by Michael Burstein (the “Executive”) in consideration of the waiver to be provided to the Executive by H2Diesel Holdings, Inc. (the “Company”) pursuant to the Separation Agreement by and between the Company and the Executive, dated as of October 19, 2007 (the “Agreement”).

1.  Waiver and Release.

1.1  By the Executive. The Executive, on his own behalf and on behalf of his heirs, executors, administrators, attorneys and assigns, hereby unconditionally and irrevocably releases, waives and forever discharges (a) the Company and each of its affiliates, parents and subsidiaries, (b) the successors and predecessors of the Company and each of its affiliates, parents and subsidiaries, and (c) the directors, owners, members, shareholders, officers, agents, and employees of the Company and each of its affiliates, parents, subsidiaries, successors and predecessors (collectively, all of the foregoing described in (a), (b) and (c) are referred to as the “Employer”) from any and all causes of action, claims and damages, including attorneys’ fees, whether known or unknown, foreseen or unforeseen, presently asserted or otherwise arising through the date of his signing of this Agreement, concerning his employment or separation from employment, except for claims arising under this Agreement. This release includes, but is not limited to, any claim or entitlement to salary, bonuses, any other payments, benefits or damages arising under any federal law (including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, Executive Order 11246, the Family and Medical Leave Act, and the Worker Adjustment and Retraining Notification Act, each as amended); any claim arising under any state or local laws, ordinances or regulations (including, but not limited to, workers’ compensation retaliation) or any state or local laws, ordinances or regulations requiring that advance notice be given of certain workforce reductions); and any claim arising under any common law principle or public policy, including, but not limited to, all suits in tort or contract, such as wrongful termination, defamation, emotional distress, invasion of privacy or loss of consortium.

2.1  By the Employer. The Employer hereby unconditionally and irrevocably releases, waives and forever discharges the Executive from any and all causes of action, claims and damages, including attorneys’ fees, whether known or unknown, foreseen or unforeseen, presently asserted or otherwise arising through the date of his signing of this Agreement, concerning his employment or separation from employment, except for claims arising under this Agreement.

2.  Acknowledgements. In accordance with the Older Workers Benefit Protection Act of 1990, the Executive represents and acknowledges that:

(a)  This Agreement is written in a manner he understands;

(b)  By execution of this Agreement, he does not waive rights or claims under the ADEA that arise after the date of its execution;

(c)  He has had the opportunity to consult an attorney prior to the execution of this Agreement;

(d)  He waives all rights under the ADEA in return for the consideration provided for in this Agreement, which is in excess of anything of value to which he is already entitled;

(e)  He has been given a reasonable time to consider whether to sign this Agreement; and

(f)  He understands that with respect to the waiver of claims under the ADEA only, he has seven (7) days after signing this Agreement to revoke this waiver, after which time the waiver becomes binding and enforceable. The Executive further agrees and understands that if he chooses to exercise his right of revocation under this Section, he must notify the Company of his intent to do so in a signed writing delivered to the Company before the end of this seven (7) day period.

3.  Entire Agreement. There are no other agreements of any nature between the Executive and the Company with respect to the matters discussed in this General Waiver and Release Agreement, and that in signing this General Waiver and Release Agreement, he is not relying on any agreements or representations, except those expressly contained in this General Waiver and Release Agreement.

4.  Execution. It is not necessary that the Company sign this General Waiver and Release Agreement following the Executive's full and complete execution of it for it to become fully effective and enforceable.

5.  Severability. If any provision of this General Waiver and Release Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this General Waiver and Release Agreement shall continue in full force and effect.

6.  Governing Law. This General Waiver and Release Agreement shall be governed by the laws of the State of Florida, except for the provisions of Florida law that would refer jurisdiction to another state.

7.  Headings. Section and subsection headings contained in this General Waiver and Release Agreement are inserted for the convenience of reference only. Section and subsection headings shall not be deemed to be a part of this General Waiver and Release Agreement for any purpose, and they shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day and year first herein above written.

EXECUTIVE:

/s/ Michael Burstein
Michael Burstein

H2DIESEL HOLDINGS, INC

/s/ David A. Gillespie
By: David A. Gillespie
Title: President and Chief Executive Officer